SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 27, 2003
Date of report (Date of earliest event reported)

Valentis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22987	94-3156660
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

863A Mitten Road, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 697-1900
(Registrant’s telephone number, including area code)

Item 5.                    Other Events.

In a press release dated January 24, 2003, which was attached as Exhibit 99.1 to the current report on Form 8-K filed by Valentis, Inc. (the “Company”) on January 27, 2003, the Company incorrectly reported that it had issued 129,759,051 shares of Common Stock as a result of the conversion of its Series A Preferred Stock.  Instead, the Company issued 129,778,535 shares of Common Stock as a result of the conversion of the Series A Preferred Stock.  Accordingly, the second sentence of the third paragraph of Exhibit 99.1 to the report filed on January 27, 2003 is hereby corrected to read as follows: “As a result of the conversion of the Series A Preferred Stock (and the payment of accrued and unpaid dividends and arrearage interest on unpaid dividends), the Company issued 129,778,535 shares of Common Stock.”

On January 31, 2003, the Company announced that Reinaldo M. Diaz and Dennis J. Purcell have been elected to its Board of Directors and that Drs. Raju Kucherlapati, Bert W. O’Malley and John S. Schroeder have resigned from the Board.  A copy of the Company’s press release regarding this announcement is set forth in Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 7.                    Exhibits.

99.1         Text of Press Release, dated January 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 31, 2003

VALENTIS, INC.

By:	/s/ BENJAMIN F. MCGRAW II, PHARM. D.
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer

EXHIBIT INDEX

99.1                                                                           Text of Press Release, dated January 31, 2003.